SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2001

MERIDIAN MEDICAL TECHNOLOGIES, INC.
(Exact name of issuer as specified in charter)

Delaware	0-5958	52-0898764

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10240 Old Columbia Road
Columbia, MD

(Address of principal executive offices)

21046

(Zip code)

(410) 309-6830

(Registrant’s telephone number, including area code)

Item 5. Other Events

     As of December 5, 2001, Meridian Medical Technologies, Inc. (the “Company”) completed a private placement of 727,000 shares of its common stock, par value $0.10 per share (the “Common Stock”).

     The purchasers in the offering (the “Purchasers”) have certain registration rights with respect to the shares of Common Stock purchased in the offering. The Company entered into a securities purchase agreement, dated as of November 30, 2001 with the Purchasers (the “Securities Purchase Agreement”), pursuant to which the Company agreed to register for resale under the Securities Act of 1933 all of the shares of Common Stock that would be held by the Purchasers. A copy of the Securities Purchase Agreement is included as exhibit 4.1 to this report and incorporated by reference herein. In connection with the private placement, the Company also issued a warrant to purchase shares of Common Stock to Fahnestock & Co. Inc., a copy of which is included as exhibit 4.2 to this report and incorporated by reference herein. On December 6, 2001, the Company issued a press release relating to the transaction, a copy of which is also included as exhibit 99.1 to this report and incorporated by reference herein.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

4.1	Securities Purchase Agreement, dated as of November 30, 2001, by and among the Company and the purchasers in the private placement.

4.2	Warrant issued by the Company to Fahnestock & Co. Inc. in connection with the private placement, dated as of December 5, 2001.

99.1	Text of Press Release, dated December 6, 2001.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIDIAN MEDICAL TECHNOLOGIES, INC. (Registrant)

/s/ James H. Miller James H. Miller Chairman, President and Chief Executive Officer

Date: December 13, 2001